Exhibit 99.1

Bryn Mawr Bank Corporation

FOR RELEASE: IMMEDIATELY	Frank Leto, President, CEO
FOR MORE INFORMATION CONTACT:	610-581-4730
Mike Harrington, CFO
610-526-2466

Bryn Mawr Bank Corporation Reports Third Quarter Earnings of $7.5 Million, Strong Loan Growth, Declares Dividend of $0.20

BRYN MAWR, Pa., October 22, 2015 - Bryn Mawr Bank Corporation (NASDAQ: BMTC) (the “Corporation”), parent of The Bryn Mawr Trust Company (the “Bank”), today reported net income of $7.5 million and diluted earnings per share of $0.42 for the three months ended September 30, 2015, as compared to net income of $6.5 million and diluted earnings per share of $0.47 for the same period in 2014.

On a non-GAAP basis, core net income, which excludes due diligence and merger-related expenses and net gain on sale of available for sale investment securities, was $8.1 million, or $0.46 per diluted share, for the third quarter of 2015 as compared to $7.0 million, or $0.51 per diluted share, for the same period in 2014. Management believes that this non-GAAP measure is important in evaluating the Corporation’s performance. A reconciliation of the non-GAAP to GAAP performance measure is included in the schedules accompanying this earnings release.

During the quarter, portfolio loans grew by $75.5 million, or 3.5%, as the Bank’s expanded footprint continues to present new opportunities for our lending teams. “With the Continental systems conversion on the verge of completion, we are anticipating the elimination of the redundant costs associated with operating two bank platforms,” commented Frank Leto, President and Chief Executive Officer. Mr. Leto continued, “The strong loan growth during the quarter, as well as the consistent insurance and wealth management revenue streams are encouraging signs for the future.”

On October 22, 2015, the Board of Directors of the Corporation declared a quarterly dividend of $0.20 per share, payable December 1, 2015 to shareholders of record as of November 3, 2015.

SIGNIFICANT ITEMS OF NOTE

Results of Operations – 3rd Quarter 2015 Compared to 3rd Quarter 2014

●	Net income of $7.5 million for the three months ended September 30, 2015 increased $990 thousand, or 15.2%, from $6.5 million for the same period in 2014.

●

Net interest income for the three months ended September 30, 2015 was $24.8 million, an increase of $5.7 million, or 29.5%, from $19.2 million for the same period in 2014. The increase in net interest income between the periods was largely related to the interest income generated by loans acquired in the January 1, 2015 merger with Continental Bank Holdings, Inc. (“CBHI” and the “Merger”). Average loans for the three months ended September 30, 2015 increased by $561.4 million from the same period in 2014. The increase in interest income resulting from loans acquired in the Merger was partially offset by an increase in interest expense on interest-bearing deposits. Average interest-bearing deposits for the three months ended September 30, 2015 increased by $459.5 million as compared to the same period in 2014, primarily related to the deposits acquired in the Merger.

●

The tax-equivalent net interest margin of 3.65% for the three months ended September 30, 2015 was a 22 basis point decrease from 3.87% for the same period in 2014. The decrease was largely the result of the 16 basis point decline in tax-equivalent yield on portfolio loans, accompanied by a $561.4 million increase in average portfolio loan balances. In addition, average interest-bearing deposits, which increased by $459.5 million, included a 1 basis point increase in the tax-equivalent rate paid. The decline in yield on portfolio loans was primarily related to the lower yields earned on the loans acquired in the Merger. The contribution of fair value mark accretion to the tax equivalent net interest margin accounted for 15 basis points of the margin for the third quarter of 2015 as compared to 11 basis points for the same period in 2014.

●

Non-interest income for the three months ended September 30, 2015 increased $1.8 million, as compared to the same period in 2014. A $901 thousand increase in insurance revenues, a $245 thousand increase in net gain on sale of loans and a $421 thousand increase in other operating income accounted for the majority of this increase. The significant increase in insurance revenues resulted from the October 2014 acquisition of Powers Craft Parker and Beard, Inc. and the April 2015 acquisition of the Robert J. McAllister Agency. Net gain on sale of loans included gains on the sale of residential mortgage loans and gains on the sale of SBA loans. Included in other operating income was a $140 thousand increase in income on bank owned life insurance (“BOLI”), primarily related to a $5.0 million investment in BOLI, which was completed on July 1, 2015. In addition, income on CRA investments for the third quarter of 2015 increased by $111 thousand as compared to the same period in 2014.

●

Non-interest expense for the three months ended September 30, 2015 increased $5.4 million, to $25.4 million, as compared to $20.0 million for the same period in 2014. Increases of $1.8 million, $938 thousand and $1.3 million, in salary and wages, employee benefits and occupancy, furniture, fixtures and equipment expenses, respectively, much of which was related to the addition of the Continental staff and offices, along with $190 thousand in severance costs incurred in the third quarter of 2015, contributed to the increase. In addition, due diligence and merger-related costs increased by $240 thousand from the third quarter of 2014, largely due to the Merger and the ongoing integration efforts. Due diligence and merger-related expenses for the third quarter of 2015 included $541 thousand in salary and wages and related benefits, $318 thousand in consulting and other professional fees, and $177 thousand in systems conversion and deconversion costs.

●

Nonperforming loans and leases totaled $12.3 million as of September 30, 2015, representing 0.55% of total portfolio loans and leases, as compared to $8.3 million, or 0.51% of total portfolio loans and leases as of September 30, 2014. For the three months ended September 30, 2015, the Corporation recorded net loan and lease charge-offs of $224 thousand, as compared to $421 thousand for the same period in 2014. The provision for loan and lease losses (the “Provision”) for the three months ended September 30, 2015 was $1.2 million as compared to $550 thousand for the same period in 2014. Largely contributing to the $650 thousand increase in Provision was the recognition of an impaired commercial and industrial loan which required a specific allowance for loan and lease loss (the “Allowance”) of $514 thousand.

Results of Operations – 3rd Quarter 2015 Compared to 2nd Quarter 2015

●	Net income of $7.5 million for the three months ended September 30, 2015 decreased $623 thousand, or 7.7%, from $8.1 million for the three months ended June 30, 2015.

●

Net interest income for the three months ended September 30, 2015 was $24.8 million, a decrease of $237 thousand from $25.1 million for the three months ended June 30, 2015. The decrease in net interest income between the periods was partially related to the $231 thousand interest expense on subordinated notes recorded in the third quarter. The Corporation issued $30.0 million of 4.75% subordinated notes in August 2015. The increase in coupon interest earned on portfolio loans, whose average balance increased by $69.8 million from the second quarter of 2015 to the third quarter of 2015, was substantially offset by the $483 thousand decrease in interest from the accretion of loan fair value marks between the periods. Loans acquired in mergers are marked to fair value at the time of acquisition. Subsequent maturities and early payoffs can result in unpredictable fluctuations in the recognition of the loan mark as a component of loan interest.

●

The tax-equivalent net interest margin of 3.65% for the three months ended September 30, 2015 decreased 16 basis points from 3.81% in the second quarter of 2015. The contribution of fair value mark accretion to the tax equivalent net interest margin accounted for 15 basis points of the margin for the third quarter of 2015 as compared to 23 basis points for the second quarter of 2015.

●

Non-interest income for the three months ended September 30, 2015 decreased $827 thousand from the second quarter of 2015. The decrease was partially related to the $406 thousand decrease in wealth management revenue. This decrease resulted not only from the absence of fees for tax services, which were earned in the second quarter of 2015, but also from the decrease in market value of the assets under management. Fees earned on a significant portion of the wealth clients are tied to the market value of the assets held. Assets under management, administration, supervision and brokerage as of September 30, 2015 totaled $8.22 billion, down from $8.54 billion as of June 30, 2015. Other factors impacting the decrease in non-interest income were a $200 thousand decrease in loan servicing and other fees, which included $127 thousand of impairment of non-mortgage servicing rights on serviced SBA loans, and a $161 thousand decrease in dividends on bank stocks. Partially offsetting these decreases was a $248 thousand increase in insurance revenue.

●

Non-interest expense for the three months ended September 30, 2015 decreased $579 thousand, to $25.4 million, as compared to $26.0 million for the second quarter of 2015. The decrease was comprised of decreases of $279 thousand in due diligence and merger-related expenses, $251 thousand in occupancy expenses and $123 thousand in salaries and wages. The decrease in salaries and wages was net of $190 thousand of severance costs incurred in the third quarter of 2015.

●

For the three months ended September 30, 2015, the Corporation recorded net loan and lease charge-offs of $224 thousand, as compared to $187 thousand for the second quarter of 2015. The Provision for the three months ended September 30, 2015 was $1.2 million, as compared to $850 thousand for the second quarter of 2015. The increase in Provision for the third quarter of 2015 was partially related to the $75.5 million net increase in portfolio loans between June 30, 2015 and September 30, 2015, as well as the need for specific Allowances on impaired loans. The most significant impaired loan was a $1.9 million commercial and industrial loan requiring a $514 thousand specific Allowance.

Financial Condition – September 30, 2015 Compared to December 31, 2014

●

Total portfolio loans and leases of $2.23 billion as of September 30, 2015 increased by $576.5 million from December 31, 2014. In addition to the $424.2 million of portfolio loans acquired in the Merger, strong loan growth of $152.3 million, or 7.3%, occurred during the nine months ended September 30, 2015.

●

The Allowance, as of September 30, 2015, was $15.9 million, or 0.71% of portfolio loans as compared to $14.6 million, or 0.88% of portfolio loans and leases, as of December 31, 2014. The decrease in the Allowance as a percentage of portfolio loans and leases was primarily the result of the increase in the balance of portfolio loans from the Merger. Loans acquired in the Merger were marked to their fair value at acquisition, and, as such, no additional Allowance was recorded for the acquired loan portfolio. In order to take this into account when evaluating the adequacy of the Allowance, in addition to other factors, management considers two non-GAAP measures: the Allowance as a percentage of originated loans and leases, which was 0.88% as of September 30, 2015 as compared to 0.94% as of December 31, 2014, and the Allowance plus the remaining loan mark, as a percentage of gross loans, which was 1.52% as of September 30, 2015, as compared to 1.27% as of December 31, 2014.

●

Available for sale investment securities as of September 30, 2015 were $341.4 million, an increase of $111.8 million from December 31, 2014. In connection with the Merger, the Corporation acquired $181.8 million of available for sale investment securities. During the first quarter of 2015, the Corporation sold $63.2 million of these acquired available for sale investment securities in order to shorten the overall duration of the investment portfolio. Proceeds from the sale of available for sale investment securities along with excess cash were used to pay down $94.5 million of short-term FHLB advances assumed in the Merger, which matured shortly after the Merger was completed, as well as to prepay $19.5 million of long-term FHLB advances which had also been assumed in the Merger.

●

Total assets as of September 30, 2015 were $2.95 billion, an increase of $706.2 million from December 31, 2014. The Merger accounted for an initial increase in total assets of $742.6 million. Taking into account the assets acquired in the Merger, portfolio loans and leases increased by $152.3 million, available for sale investment securities decreased by $70.0 million, and FHLB stock decreased by $4.8 million.

●	Wealth assets under management, administration, supervision and brokerage totaled $8.22 billion as of September 30, 2015, an increase of $518.4 million from December 31, 2014.

●

Deposits of $2.24 billion as of September 30, 2015, increased $551.8 million from December 31, 2014. The Merger accounted for an initial increase of $481.7 million of deposits, which included $93.9 million of non-interest-bearing deposits. In addition, an increase of $64.9 million and $5.3 million in non-interest-bearing deposits and interest-bearing deposits, respectively, were recorded between the dates. As of September 30, 2015, non-interest-bearing deposits comprised 27.0% of total deposits as compared to 26.5% as of December 31, 2014.

●

The capital ratios for the Bank and the Corporation, as of September 30, 2015, as shown in the attached tables, indicate levels well above the regulatory minimum to be considered “well capitalized.” All of the Bank’s and the Corporation’s capital ratios have increased from the levels present at December 31, 2014, largely as a result of the stock issued in the Merger, increases in retained earnings and the impact of the Corporation’s issuance of $30 million of subordinated notes, the effect of which can be seen in the 40 basis point increase in the ratio of Tier II capital to risk weighted assets.

EARNINGS CONFERENCE CALL

The Corporation will hold an earnings conference call at 8:30 a.m. Eastern Time on Friday, October 23, 2015. Interested parties may participate by dialing (toll-free) 1-877-504-8812 (international (toll) 1-412-902-6656). A recorded replay of the conference call will be available one hour after the conclusion of the call and will remain available through November 6, 2015. The recorded replay may be accessed by dialing (toll-free) 1-877-344-7529 (international (toll) 1-412-317-0088) and the conference number is 10072507.

The conference call will be simultaneously broadcast live over the Internet through a webcast on the investor relations portion of the Bryn Mawr Bank Corporation’s website. To access the call, please visit the website at http://services.choruscall.com/links/bmtc151023-830a. An online archive of the webcast will be available within one hour of the conclusion of the call. The Corporation has also recently expanded its Investor Relations website to include added resources and information for shareholders and interested investors. Interested parties are encouraged to utilize the expanded resources of the site for more information on Bryn Mawr Bank Corporation.

FORWARD LOOKING STATEMENTS AND SAFE HARBOR

This press release contains statements which, to the extent that they are not recitations of historical fact may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Such forward-looking statements may include financial and other projections as well as statements regarding the Corporation’s future plans, objectives, performance, revenues, growth, profits, operating expenses or the Corporation’s underlying assumptions. The words “may,” “would,” “should,” “could,” “will,” “likely,” “possibly,” “expect,” “anticipate,” “intend,” “estimate,” “target,” “potentially,” “probably,” “outlook,” “predict,” “contemplate,” “continue,” “plan,” “forecast,” “project,” “are optimistic,” “are looking,” “are looking forward” and “believe” or other similar words and phrases may identify forward-looking statements. Persons reading this press release are cautioned that such statements are only predictions, and that the Corporation’s actual future results or performance may be materially different.

Such forward-looking statements involve known and unknown risks and uncertainties. A number of factors, many of which are beyond the Corporation's control, could cause our actual results, events or developments, or industry results, to be materially different from any future results, events or developments expressed, implied or anticipated by such forward-looking statements, and so our business and financial condition and results of operations could be materially and adversely affected. Such factors include, among others, that the integration of CBHI’s business with the Corporation may take longer than anticipated or be more costly to complete and that the anticipated benefits, including any anticipated cost savings or strategic gains may be significantly harder to achieve or take longer than anticipated or may not be achieved, our need for capital, our ability to control operating costs and expenses, and to manage loan and lease delinquency rates; the credit risks of lending activities and overall quality of the composition of our loan, lease and securities portfolio; the impact of economic conditions, consumer and business spending habits, and real estate market conditions on our business and in our market area; changes in the levels of general interest rates, deposit interest rates, or net interest margin and funding sources; changes in banking regulations and policies and the possibility that any banking agency approvals we might require for certain activities will not be obtained in a timely manner or at all or will be conditioned in a manner that would impair our ability to implement our business plans; changes in accounting policies and practices; the inability of key third-party providers to perform their obligations to us; our ability to attract and retain key personnel; competition in our marketplace; war or terrorist activities; material differences in the actual financial results, cost savings and revenue enhancements associated with our acquisitions; and other factors as described in our securities filings. All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. The Corporation does not undertake to update forward-looking statements.

For a complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, as updated by our quarterly or other reports subsequently filed with the SEC.

# # # #

Bryn Mawr Bank Corporation

Consolidated Statements of Income - (unaudited)

(dollars in thousands, except per share data)

	For The Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2015	2015	2015	2014	2014

Interest and fees on loans and leases	$25,620	$25,568	$25,164	$19,913	$19,710
Interest on cash and cash equivalents	107	124	115	66	46
Interest on investment securities:
Taxable	1,135	1,161	1,320	891	863
Non-taxable	125	106	135	95	100
Dividends	42	34	20	90	30
Total interest income	27,029	26,993	26,754	21,055	20,749

Savings, NOW and market rate deposits	584	575	594	422	430
Wholesale deposits	203	195	188	190	175
Time deposits	289	292	246	143	137
Interest on deposits	1,076	1,062	1,028	755	742
Interest on short-term borrowings	8	10	21	4	4
Interest on FHLB advances and other borrowings	881	851	910	809	827
Interest on subordinated notes	231	-	-	-	-
Total interest expense	2,196	1,923	1,959	1,568	1,573

Net interest income	24,833	25,070	24,795	19,487	19,176
Provision for loan and lease losses	1,200	850	569	(316)	550
Net interest income after provision for loan and lease losses	23,633	24,220	24,226	19,803	18,626

Fees for wealth management services	9,194	9,600	9,105	9,263	9,099
Service charges on deposits	721	752	712	658	663
Loan servicing and other fees	397	597	591	450	431
Net gain on sale of loans	685	778	808	471	440
Net gain on sale of investment securities available for sale	60	3	810	390	-
Net gain (loss) on sale of other real estate owned	-	75	15	4	(49)
Dividends on bank stocks	138	299	615	211	126
Insurance revenue	1,065	817	1,021	795	164
Other operating income	1,090	1,256	1,088	641	669
Non-interest income	13,350	14,177	14,765	12,883	11,543

Salaries and wages	10,941	11,064	10,870	9,869	9,110
Employee benefits	2,590	2,618	2,729	1,900	1,652
Occupancy and bank premises	2,557	2,808	2,466	1,808	1,881
Furniture, fixtures and equipment	1,712	1,488	1,512	1,358	1,078
Advertising	410	479	557	400	310
Amortization of intangible assets	953	955	982	753	633
Due diligence and merger-related expenses	1,015	1,294	2,501	957	775
Professional fees	843	827	673	809	701
Pennsylvania bank shares tax	433	433	433	64	412
Information technology	1,053	814	702	747	678
Other operating expenses	2,896	3,202	4,004	3,267	2,731
Non-interest expense	25,403	25,982	27,429	21,932	19,961

Income before income taxes	11,580	12,415	11,562	10,754	10,208
Income tax expense	4,084	4,296	4,068	3,710	3,702
Net income	$7,496	$8,119	$7,494	$7,044	$6,506

Per share data:
Weighted average shares outstanding	17,572,421	17,713,794	17,545,802	13,646,098	13,600,348
Dilutive common shares	263,289	340,869	357,456	296,682	272,516
Adjusted weighted average diluted shares	17,835,710	18,054,663	17,903,258	13,942,780	13,872,864

Basic earnings per common share	$0.43	$0.46	$0.43	$0.52	$0.48

Diluted earnings per common share	$0.42	$0.45	$0.42	$0.51	$0.47

Dividend declared per share	$0.20	$0.19	$0.19	$0.19	$0.19

Effective tax rate	35.3%	34.6%	35.2%	34.5%	36.3%

Supplemental Non-GAAP Performance Measures* (Includes Reconciliation of Non-GAAP to GAAP Performance Measures)
Net income (a GAAP measure)	$7,496	$8,119	$7,494	$7,044	$6,506
less: tax-effected net gain on sale of available for sale investments	(39)	(2)	(527)	(254)	-
add: tax-effected** due diligence and merger-related expenses	660	841	1,626	622	504
Net income excluding tax-effected** due diligence and merger-related expenses and net gain on sale of available for sale investment securities (a non-GAAP measure)	$8,117	$8,958	$8,593	$7,412	$7,010
Basic earnings per common share excluding tax-effected** due diligence and merger-related expenses and security gains (a non-GAAP measure)	$0.46	$0.51	$0.49	$0.54	$0.52
Diluted earnings per common share excluding tax-effected** due diligence and merger-related expenses and security gains (a non-GAAP measure)	$0.46	$0.50	$0.48	$0.53	$0.51

*The Corporation believes the presentation of the above non-GAAP financial measure provides useful supplemental information that is essential to an investor’s proper understanding of the results of operations of the Corporation. Management uses this non-GAAP financial measure in its analysis of the Corporation’s performance. This non-GAAP disclosure should not be viewed as a substitute for the financial measure determined in accordance with GAAP, nor is it necessarily comparable to a non-GAAP performance measure that may be presented by other companies

** assumed nominal tax rate of 35%

Bryn Mawr Bank Corporation

Consolidated Statements of Income - (unaudited)

(dollars in thousands, except per share data)

	For The Nine Months Ended September 30,
	2015	2014

Interest and fees on loans and leases	$76,352	$58,628
Interest on cash and cash equivalents	346	127
Interest on investment securities:
Taxable	3,616	2,705
Non-taxable	366	304
Dividends	96	87
Total interest income	$80,776	$61,851

Savings, NOW and market rate deposits	1,753	1,254
Wholesale deposits	586	437
Time deposits	827	453
Interest on deposits	3,166	2,144
Interest on short-term borrowings	39	12
Interest on FHLB advances and other borrowings	2,642	2,354
Interest on subordinated notes	231	-
Total interest expense	6,078	4,510

Net interest income	74,698	57,341
Provision for loan and lease losses	2,619	1,200

Net interest income after provision for loan and lease losses	72,079	56,141

Fees for wealth management services	27,899	27,511
Service charges on deposits	2,185	1,920
Loan servicing and other fees	1,585	1,305
Net gain on sale of loans	2,271	1,301
Net gain on sale of investment securities available for sale	873	81
Net gain on sale of other real estate owned	90	171
Dividends on bank stocks	1,052	404
Insurance revenue	2,903	369
Other operating income	3,434	2,377
Non-interest income	42,292	35,439

Salaries and wages	32,875	27,244
Employee benefits	7,937	5,440
Occupancy and bank premises	7,831	5,497
Furniture fixtures and equipment	4,712	3,150
Advertising	1,446	1,104
Amortization of intangible assets	2,890	1,906
Due diligence and merger-related expenses	4,810	1,416
Professional fees	2,343	2,208
Pennsylvania bank shares tax	1,299	1,192
Information technology	2,569	2,024
Other operating expenses	10,102	8,305
Non-interest expense	78,814	59,486

Income before income taxes	35,557	32,094
Income tax expense	12,448	11,295
Net income	$23,109	$20,799

Per share data:
Weighted average shares outstanding	17,610,353	13,539,329
Dilutive common shares	320,538	294,114
Adjusted weighted average shares	17,930,891	13,833,443

Basic earnings per common share	$1.31	$1.54

Diluted earnings per common share	$1.29	$1.50

Dividend declared per share	$0.58	$0.55

Effective tax rate	35.0%	35.2%

Supplemental Non-GAAP Performance Measures* (Includes Reconciliation of Non-GAAP to GAAP Performance Measures)
Net income (a GAAP measure)	$23,109	$20,799
less: tax-effected net gain on sale of available for sale investments	(567)	(53)
add: tax-effected** due diligence and merger-related expenses	3,127	920
Net income excluding tax-effected** due diligence and merger-related expenses and net gain on sale of available for sale investment securities (a non-GAAP measure)	$25,669	$21,666
Basic earnings per common share excluding tax-effected** due diligence and merger-related expenses (a non-GAAP measure)	$1.46	$1.60
Diluted earnings per common share excluding tax-effected** due diligence and merger-related expenses (a non-GAAP measure)	$1.43	$1.57

*The Corporation believes the presentation of the above non-GAAP financial measure provides useful supplemental information that is essential to an investor’s proper understanding of the results of operations of the Corporation. Management uses this non-GAAP financial measure in its analysis of the Corporation’s performance. This non-GAAP disclosure should not be viewed as a substitute for the financial measure determined in accordance with GAAP, nor is it necessarily comparable to a non-GAAP performance measure that may be presented by other companies

** assumed nominal tax rate of 35%

Bryn Mawr Bank Corporation

Consolidated Balance Sheets - (unaudited)

(dollars in thousands)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2015	2015	2015	2014	2014
Assets

Interest-bearing deposits with banks	$100,980	$156,282	$244,248	$202,552	$56,253
Investment securities - available for sale	341,421	349,496	334,746	229,577	265,939
Investment securities - trading	3,451	4,029	4,035	3,896	3,803
Loans held for sale	8,721	15,363	6,656	3,882	1,375
Portfolio loans:
Consumer	22,350	25,123	20,204	18,480	16,810
Commercial & industrial	488,977	472,702	457,432	335,645	342,524
Commercial mortgages	971,983	924,161	892,675	689,528	683,558
Construction	82,820	88,122	81,408	66,267	59,923
Residential mortgages	399,730	381,323	379,363	313,442	314,127
Home equity lines & loans	212,258	211,982	209,037	182,082	183,314
Leases	50,646	49,850	48,412	46,813	44,982
Total portfolio loans and leases	2,228,764	2,153,263	2,088,531	1,652,257	1,645,238

Earning assets	2,683,337	2,678,433	2,678,216	2,092,164	1,972,608

Cash and due from banks	17,161	20,258	17,269	16,717	11,312
Allowance for loan and lease losses	(15,935)	(14,959)	(14,296)	(14,586)	(15,599)
Premises and equipment	44,370	43,164	42,888	33,748	32,733
Accrued interest receivable	7,744	7,518	7,465	5,560	5,661
Mortgage servicing rights	5,031	4,970	4,815	4,765	4,796
Goodwill	104,338	104,322	101,619	35,502	32,843
Other intangible assets	25,356	26,309	26,522	22,998	17,459
Bank owned life insurance	38,157	32,941	32,772	20,535	20,451
FHLB stock	11,742	11,542	11,541	11,523	12,889
Deferred income taxes	11,216	11,066	12,057	7,011	5,786
Other investments	9,499	9,295	9,238	5,226	4,592
Other assets	10,726	15,155	13,073	5,343	18,351

Total assets	$2,952,742	$2,950,014	$2,943,179	$2,246,506	$2,123,882

Liabilities and shareholders' equity

Interest-bearing deposits:
Interest-bearing checking	$330,684	$328,606	$349,582	$277,228	$256,890
Money market	748,983	699,263	717,441	566,354	550,238
Savings	192,995	189,120	184,819	138,992	142,364
Wholesale non-maturity deposits	65,636	65,365	69,555	66,693	41,290
Wholesale time deposits	57,671	67,894	73,476	73,458	60,171
Retail time deposits	238,269	274,008	263,996	118,400	121,158
Total interest-bearing deposits	1,634,238	1,624,256	1,658,869	1,241,125	1,172,111

Non-interest-bearing deposits	605,607	636,390	582,495	446,903	438,221
Total deposits	2,239,845	2,260,646	2,241,364	1,688,028	1,610,332

Short-term borrowings	24,264	26,406	38,372	23,824	13,980
Long-term FHLB advances and other borrowings	254,893	244,923	250,088	260,146	230,574
Subordinated notes	29,466	-	-	-	-
Other liabilities	36,119	36,941	35,452	29,034	21,387
Shareholders' equity	368,155	381,098	377,903	245,474	247,609

Total liabilities and shareholders' equity	$2,952,742	$2,950,014	$2,943,179	$2,246,506	$2,123,882

Bryn Mawr Bank Corporation

Consolidated Quarterly Average Balance Sheets - (unaudited)

(dollars in thousands)

	For The Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2015	2015	2015	2014	2014
Assets

Interest-bearing deposits with banks	$165,723	$182,099	$206,694	$115,276	$78,324
Investment securities - available for sale	352,006	347,046	370,293	252,422	265,491
Investment securities - trading	4,022	4,034	3,897	3,804	3,599
Loans held for sale	10,527	6,735	3,470	982	1,116
Portfolio loans and leases	2,181,125	2,111,371	2,079,412	1,654,239	1,629,102
Earning assets	2,713,403	2,651,285	2,663,766	2,026,723	1,977,632

Cash and due from banks	17,160	16,222	19,092	13,795	12,739
Allowance for loan and lease losses	(15,066)	(14,346)	(14,866)	(15,837)	(15,672)
Premises and equipment	43,699	43,172	44,681	33,290	32,763
Goodwill	104,323	102,237	98,744	35,539	32,843
Other intangible assets	25,918	26,879	26,316	23,392	17,821
Bank owned life insurance	38,015	32,830	32,655	20,478	20,402
FHLB stock	11,592	11,542	11,928	11,419	12,864
Deferred income taxes	10,684	11,819	10,449	2,941	5,926
Other assets	31,580	29,061	25,391	31,102	30,491

Total assets	$2,981,308	$2,910,701	$2,918,156	$2,182,842	$2,127,809

Liabilities and shareholders' equity

Interest-bearing deposits:
Interest-bearing checking	$334,350	$339,101	$341,756	$259,408	$255,601
Money market	735,842	699,100	724,806	553,708	565,803
Savings	190,337	186,343	185,848	143,650	143,877
Wholesale non-maturity deposits	65,671	61,306	66,677	60,197	43,256
Wholesale time deposits	67,606	69,191	73,443	68,525	54,976
Retail time deposits	251,170	273,718	267,800	120,855	121,986
Total interest-bearing deposits	1,644,976	1,628,759	1,660,330	1,206,343	1,185,499

Non-interest bearing deposits	625,547	580,240	534,403	446,252	426,883
Total deposits	2,270,523	2,208,999	2,194,733	1,652,595	1,612,382

Short-term borrowings	28,166	34,980	55,207	19,407	14,074
Long-term FHLB advances and other borrowings	248,606	249,678	266,342	237,835	235,091
Subordinated notes	18,190	-	-	-	-
Other liabilities	39,219	37,890	30,935	24,070	22,298
Shareholders' equity	376,604	379,154	370,939	248,935	243,964

Total liabilities and shareholders' equity	$2,981,308	$2,910,701	$2,918,156	$2,182,842	$2,127,809

Bryn Mawr Bank Corporation

Consolidated Year-to-Date Average Balance Sheets - (unaudited)

(dollars in thousands)

	For The Nine Months Ended September 30,
	2015	2014
Assets

Interest bearing deposits with banks	$184,689	$72,341
Investment securities - available for sale	356,381	272,906
Investment securities - trading	3,985	3,519
Loans held for sale	6,936	969
Portfolio loans and leases	2,124,342	1,592,749
Earning assets	2,676,333	1,942,484

Cash and due from banks	17,484	12,371
Allowance for loan and lease losses	(14,760)	(15,835)
Premises and equipment	43,847	32,652
Goodwill	101,436	32,843
Intangible assets	26,370	18,454
Bank owned life insurance	34,520	20,327
FHLB stock	11,716	12,508
Deferred income taxes	11,337	6,977
Other assets	28,670	30,037

Total assets	$2,936,953	$2,092,818

Liabilities and shareholders' equity

Interest-bearing deposits:
Interest-bearing checking	$338,375	$261,071
Money market	719,957	555,793
Savings	187,525	141,724
Wholesale non-maturity deposits	64,548	42,690
Wholesale time deposits	70,059	46,373
Time deposits	264,168	127,863
Total interest-bearing deposits	1,644,632	1,175,514

Non-interest-bearing deposits	580,356	419,542
Total deposits	2,224,988	1,595,056

Short-term borrowings	39,352	14,798
Long-term FHLB advances and other borrowings	254,810	223,532
Subordinated notes	6,130	-
Other liabilities	35,978	21,403
Shareholders' equity	375,695	238,029

Total liabilities and shareholders' equity	$2,936,953	$2,092,818

Bryn Mawr Bank Corporation

Quarterly Tax-Equivalent Net Interest Margin Calculation - (unaudited)

(dollars in thousands)

	For The Three Months Ended
	September 30, 2015			June 30, 2015			March 31, 2015			December 31, 2014			September 30, 2014
(dollars in thousands)	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid

Assets:
Interest-bearing deposits with other banks	$165,723	$107	0.26%	$182,099	$124	0.27%	$206,694	$115	0.23%	$115,276	$65	0.22%	$78,324	$46	0.23%
Investment securities - available for sale:
Taxable	310,582	1,172	1.50%	310,011	1,184	1.53%	335,208	1,336	1.62%	221,190	973	1.75%	230,457	884	1.52%
Tax-exempt	41,424	186	1.78%	37,035	157	1.70%	35,085	203	2.35%	31,232	142	1.80%	35,034	149	1.69%
Total investment securities - available for sale	352,006	1,358	1.53%	347,046	1,341	1.55%	370,293	1,539	1.69%	252,422	1,115	1.75%	265,491	1,033	1.54%

Investment securities - trading	4,022	5	0.49%	4,034	11	1.09%	3,897	4	0.42%	3,804	9	0.94%	3,599	9	0.99%

Loans and leases *	2,191,652	25,698	4.65%	2,118,106	25,623	4.85%	2,082,882	25,226	4.91%	1,655,221	19,972	4.79%	1,630,218	19,767	4.81%

Total interest-earning assets	2,713,403	27,168	3.97%	2,651,285	27,099	4.10%	2,663,766	26,884	4.09%	2,026,723	21,161	4.14%	1,977,632	20,855	4.18%

Cash and due from banks	17,160			16,222			19,092			13,795			12,739
Less: allowance for loan and lease losses	(15,066)			(14,346)			(14,866)			(15,837)			(15,672)
Other assets	265,811			257,540			250,164			158,161			153,110

Total assets	$2,981,308			$2,910,701			$2,918,156			$2,182,842			$2,127,809

Liabilities:

Interest-bearing deposits:
Savings, NOW and market rate deposits	$1,260,529	$584	0.18%	$1,224,544	$575	0.19%	$1,252,410	$594	0.19%	$956,766	$422	0.17%	$965,281	$430	0.18%
Wholesale deposits	133,277	203	0.60%	130,497	195	0.60%	140,120	188	0.54%	128,722	190	0.59%	98,232	175	0.71%
Time deposits	251,170	289	0.46%	273,718	292	0.43%	267,800	246	0.37%	120,855	143	0.47%	121,986	137	0.45%
Total interest-bearing deposits	1,644,976	1,076	0.26%	1,628,759	1,062	0.26%	1,660,330	1,028	0.25%	1,206,343	755	0.25%	1,185,499	742	0.25%

Borrowings:
Short-term borrowings	28,166	8	0.11%	34,980	10	0.11%	55,344	21	0.15%	19,407	4	0.08%	14,074	3	0.08%
Long-term FHLB advances and other borrowings	248,606	881	1.41%	249,678	851	1.37%	266,205	910	1.39%	237,835	809	1.35%	235,091	828	1.40%
Subordinated notes	18,190	231	5.04%	-	-	-%	-	-	-%	-	-	-%	-	-	-%
Total borrowings	294,962	1,120	1.51%	284,658	861	1.21%	321,549	931	1.17%	257,242	813	1.25%	249,165	831	1.32%

Total interest-bearing liabilities	1,939,938	2,196	0.45%	1,913,417	1,923	0.40%	1,981,879	1,959	0.40%	1,463,585	1,568	0.43%	1,434,664	1,573	0.43%

Noninterest-bearing deposits	625,547			580,240			534,403			446,252			426,883
Other liabilities	39,219			37,890			30,935			24,070			22,298
Total noninterest-bearing liabilities	664,766			618,130			565,338			470,322			449,181

Total liabilities	2,604,704			2,531,547			2,547,217			1,933,907			1,883,845

Shareholders' equity	376,604			379,154			370,939			248,935			243,964

Total liabilities and shareholders' equity	$2,981,308			$2,910,701			$2,918,156			$2,182,842			$2,127,809

Interest income to earning assets			3.97%			4.10%			4.09%			4.14%			4.18%

Net interest spread			3.52%			3.70%			3.69%			3.71%			3.75%
Effect of noninterest-bearing sources			0.13%			0.11%			0.10%			0.13%			0.12%

Tax-equivalent net interest margin		$24,972	3.65%		$25,176	3.81%		$24,925	3.79%		$19,593	3.84%		$19,282	3.87%

Tax-equivalent adjustment		$139	0.02%		$106	0.02%		$130	0.02%		$106	0.02%		$106	0.02%

Supplemental Information Regarding Accretion of Fair Value Marks
Accretion of fair value marks on loans		$763	0.11%		$1,246	0.19%		$1,127	0.17%		$513	0.10%		$516	0.10%
Accretion of fair value marks on time deposits		188	0.03%		205	0.03%		245	0.04%		4	0.00%		6	0.00%
Accretion of fair value marks on borrowings		65	0.01%		65	0.01%		70	0.01%		30	0.01%		30	0.01%
Net interest income from fair value marks		$1,016			$1,516			$1,442			$547			$552
Effect of fair value mark accretion on tax-equivalent net interest margin		0.15%			0.23%			0.22%			0.11%			0.11%

* Average loans and leases include portfolio loans and leases, and loans held for sale. Non-accrual loans are also included in the average loan and leases balances.

Bryn Mawr Bank Corporation

Year-To-Date Tax-Equivalent Net Interest Margin Calculation - (unaudited)

(dollars in thousands)

	For The Nine Months Ended September 30,
	2015			2014
	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid

Assets:
Interest-bearing deposits with other banks	$184,689	346	0.25%	$72,341	127	0.23%
Investment securities available for sale:
Taxable	318,510	3,691	1.55%	237,053	2,759	1.56%
Tax-exempt	37,871	546	1.93%	35,853	453	1.69%

Investment securities - available for sale	356,381	4,237	1.59%	272,906	3,212	1.57%

Investment securities - trading	3,985	21	0.70%	3,519	33	1.25%

Loans and leases *	2,131,278	76,548	4.80%	1,593,718	58,810	4.93%

Total interest earning assets	2,676,333	81,152	4.05%	1,942,484	62,182	4.28%

Cash and due from banks	17,484			12,371
Less allowance for loan and lease losses	(14,760)			(15,835)
Other assets	257,896			153,798

Total assets	$2,936,953			$2,092,818

Liabilities:

Savings,NOW and market rate deposits	$1,245,857	$1,753	0.19%	$958,588	$1,254	0.17%
Wholesale deposits	134,607	586	0.58%	89,063	437	0.66%
Time deposits	264,168	827	0.42%	127,863	453	0.47%
Total interest-bearing deposits	1,644,632	3,166	0.26%	1,175,514	2,144	0.24%

Short-term borrowings	39,352	39	0.13%	14,798	12	0.11%
Long-term FHLB advances and other borrowings	254,810	2,642	1.39%	223,532	2,354	1.41%
Subordinated notes	6,130	231	5.04%	-	-	-%
Total Borrowings	300,292	2,912	1.30%	238,330	2,366	1.33%

Total interest-bearing liabilities	1,944,924	6,078	0.42%	1,413,844	4,510	0.43%

Noninterest-bearing deposits	580,356			419,542
Other liabilities	35,978			21,403
Total noninterest-bearing liabilities	616,334			440,945

Total liabilities	2,561,258			1,854,789

Shareholders' equity	375,695			238,029

Total liabilities and shareholders' equity	$2,936,953			$2,092,818

Interest income to earning assets			4.05%			4.28%

Net interest spread			3.63%			3.85%
Effect of noninterest-bearing sources			0.12%			0.12%

Tax-equivalent net interest margin		$75,074	3.75%		$57,672	3.97%

Tax-equivalent adjustment		$376	0.02%		$331	0.02%

Supplemental Information Regarding Accretion of Fair Value Marks
Accretion of fair value marks on loans		$3,136			$2,218
Accretion of fair value marks on time deposits		638			19
Accretion of fair value marks on borrowings		200			91
Net interest income from fair value marks		$3,974			$2,328
Effect of fair value mark accretion on tax-equivalent net interest margin		0.20%			0.16%

* Average loans and leases include portfolio loans and leases, and loans held for sale. Non-accrual loans are also included in the average loan and lease balances

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data - (unaudited)

(dollars in thousands, except per share data)

	For The Three Months Ended or As Of
	September 30,	June 30,	March 31,	December 31,	September 30,
	2015	2015	2015	2014	2014
Asset Quality Data

Nonaccrual loans and leases	$12,315	$8,996	$9,130	$10,096	$8,336
90 days or more past due loans, still accruing	-	-	-	-	-
Nonperforming loans and leases	12,315	8,996	9,130	10,096	8,336
Other real estate owned	1,010	843	1,532	1,147	894
Total nonperforming assets	$13,325	$9,839	$10,662	$11,243	$9,230

Troubled debt restructurings included in nonperforming assets	$3,711	$3,960	$4,217	$4,315	$1,725
Troubled debt restructurings in compliance with modified terms	4,062	4,078	4,145	4,157	6,913
Total troubled debt restructurings	$7,773	$8,038	$8,362	$8,472	$8,638

Nonperforming loans and leases / portfolio loans & leases	0.55%	0.42%	0.44%	0.61%	0.51%
Nonperforming assets / total assets	0.45%	0.33%	0.36%	0.50%	0.43%
Net loan and lease charge-offs / average loans and leases (annualized)	0.04%	0.04%	0.16%	0.17%	0.10%

Delinquency rate* - Performing and nonperforming loans and leases 30 days or more past due	0.62%	0.58%	0.51%	0.50%	0.48%
Performing loans and leases - 30-89 days past due	$4,960	$5,233	$3,361	$2,232	$1,739
Delinquency rate* - Performing loans and leases - 30-89 days past due	0.22%	0.24%	0.16%	0.13%	0.11%

* as a percentage of total loans and leases

Changes in the allowance for loan and lease losses:

Balance, beginning of period	$14,959	$14,296	$14,586	$15,599	$15,470
Charge-offs	(308)	(312)	(928)	(864)	(493)
Recoveries	84	125	69	167	72
Net charge-offs	(224)	(187)	(859)	(697)	(421)
Provision for loan and lease losses	1,200	850	569	(316)	550
Balance, end of period	$15,935	$14,959	$14,296	$14,586	$15,599

Total Allowance / Total Portfolio loans and leases	0.71%	0.69%	0.68%	0.88%	0.95%
Allowance on originated loans and leases / Originated loans and leases (a non-GAAP measure)	0.88%	0.88%	0.90%	0.94%	1.01%
(Total Allowance + Loan mark) / Total Gross portfolio loans and leases (a non-GAAP measure)	1.52%	1.60%	1.61%	1.27%	1.36%
Total Allowance / nonperforming loans and leases	129.4%	166.3%	156.6%	144.5%	187.1%

Supplemental Loan and Allowance Information Used to Calculate Non-GAAP Measures

Total Allowance	$15,935	$14,959	$14,296	$14,586	$15,599
less: Allowance on acquired loans	35	22	125	86	273
Allowance on originated loans and leases	$15,900	$14,937	$14,171	$14,500	$15,326

Total Allowance	$15,935	$14,959	$14,296	$14,586	$15,599
Loan mark on acquired loans	18,179	19,816	19,708	6,422	6,932
Total Allowance + Loan mark	$34,114	$34,775	$34,004	$21,008	$22,531
Total Portfolio loans and leases	$2,228,764	$2,153,263	$2,088,532	$1,652,257	$1,645,238
less: Originated loans and leases	1,804,835	1,692,041	1,571,377	1,535,003	1,516,104
Net acquired loans	$423,929	$461,222	$517,155	$117,254	$129,134
add: Loan mark on acquired loans	18,179	19,816	19,708	6,422	6,932
Gross acquired loans (excludes loan mark)	$442,108	$481,038	$536,863	$123,676	$136,066
Originated loans and leases	1,804,835	1,692,041	1,571,377	1,535,003	1,516,104
Total Gross portfolio loans and leases	$2,246,943	$2,173,079	$2,108,240	$1,658,679	$1,652,170

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data - (unaudited)

(dollars in thousands, except per share data)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2015	2015	2015	2014	2014
Selected ratios (annualized):

Return on average assets	1.00%	1.12%	1.04%	1.28%	1.21%
Return on average shareholders' equity	7.90%	8.59%	8.19%	11.23%	10.58%
Return on average tangible equity (2)	12.07%	13.02%	12.36%	14.71%	13.35%
Tax-equivalent yield on loans and leases	4.65%	4.85%	4.91%	4.79%	4.81%
Tax-equivalent yield on interest-earning assets	3.97%	4.10%	4.09%	4.14%	4.18%
Cost of interest-bearing funds	0.45%	0.40%	0.40%	0.43%	0.43%
Tax-equivalent net interest margin	3.65%	3.81%	3.79%	3.84%	3.87%
Book value per share	$21.45	$21.43	$21.26	$17.83	$18.03
Tangible book value per share	$13.89	$14.08	$14.05	$13.59	$14.37
Shares outstanding at end of period	17,166,323	17,786,293	17,777,628	13,769,336	13,730,581

Selected data:

Mortgage loans originated	$76,169	$63,285	$35,728	$29,929	$29,861

Residential mortgage loans sold - servicing retained	$30,515	$28,204	$24,569	$14,382	$16,237
Residential mortgage loans sold - servicing released	10,579	9,257	2,644	92	539
Total residential mortgage loans sold	$41,094	$37,461	$27,213	$14,474	$16,776

Yield on residential mortgage loans sold	1.67%	2.08%	2.97%	3.25%	2.62%

Residential mortgage loans serviced for others	$601,999	$595,440	$591,989	$590,659	$594,156

Total wealth assets under management, administration, supervision and brokerage (1)	$8,218,276	$8,536,024	$7,816,441	$7,699,908	$7,580,779

(1) Brokerage assets represent assets held at a registered broker dealer under a clearing agreement.
(2) Average tangible equity equals average shareholders' equity minus average goodwill and average other intangible assets.

	For the Nine Months Ended September 30,
	2015		2014
Selected ratios (annualized):

Return on average assets	1.05%		1.33%
Return on average shareholders' equity	8.22%		11.68%
Return on average tangible equity (1)	12.46%		14.89%
Tax-equivalent yield on loans and leases	4.80%		4.93%
Tax-equivalent yield on interest-earning assets	4.05%		4.28%
Cost of interest-bearing liabilities	0.42%		0.43%
Tax-equivalent net interest margin	3.75%		3.97%

Selected data:

Residential mortgage loans originated	$175,182		$87,328

Residential mortgage loans sold - servicing retained	$83,288		$40,477
Residential mortgage loans sold - servicing released	22,480		691
Total residential mortgage loans sold	$105,768		$41,168

(1) Average tangible equity equals average shareholders' equity minus average goodwill and average other intangible assets.

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data - (unaudited)

(dollars in thousands, except per share data)

Investment Portfolio - Available for Sale	As of September 30, 2015				As of December 31, 2014

			Net				Net
	Amortized	Fair	Unrealized		Amortized	Fair	Unrealized
SECURITY DESCRIPTION	Cost	Value	Gain / (Loss)		Cost	Value	Gain / (Loss)

U.S. Treasury securities	$101	$102	$1		$102	$100	$(2)
Obligations of the U.S. Government and agencies	90,927	91,639	712		66,881	66,762	(119)
State & political subdivisions - tax-free	43,235	43,388	153		28,955	29,045	90
State & political subdivisions - taxable	740	742	2		-	-	-
Mortgage-backed securities	152,918	155,509	2,591		79,498	81,382	1,884
Collateralized mortgage obligations	32,614	32,953	339		34,618	34,797	179
Other debt securities	1,900	1,896	(4)		1,900	1,900	-
Bond mutual funds	11,956	11,798	(158)		11,956	11,835	(121)
Other investments	3,587	3,394	(193)		3,643	3,756	113
Total investment portfolio available for sale	$337,978	$341,421	$3,443		$227,553	$229,577	$2,024

Capital Ratios
	Regulatory Minimum To Be Well	September 30,	June 30,	March 31,	December 31,	September 30,
Bryn Mawr Trust Company	Capitalized	2015	2015	2015	2014	2014

Tier I capital to risk weighted assets ("RWA")	8.00%	12.26%	12.26%	12.38%	11.32%	11.60%
Total (Tier II) capital to RWA	10.00%	12.96%	12.93%	13.05%	12.19%	12.54%
Tier I leverage ratio	5.00%	9.75%	9.77%	9.52%	8.98%	9.39%
Tangible equity ratio	N/A	8.84%	8.54%	8.42%	8.19%	9.21%
Common equity Tier I capital to RWA	4.50%	12.26%	12.26%	12.38%	N/A	N/A

Bryn Mawr Bank Corporation

Tier I capital to RWA	8.00%	11.85%	12.77%	12.63%	12.00%	12.05%
Total (Tier II) capital to RWA	10.00%	13.84%	13.44%	13.30%	12.87%	12.99%
Tier I leverage ratio	5.00%	9.44%	10.20%	9.77%	9.43%	9.77%
Tangible equity ratio	N/A	8.45%	8.88	8.87%	8.61%	9.58%
Common equity Tier I capital to RWA	4.50%	11.85%	12.77	12.63%	N/A	N/A